Exhibit T3G

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

44-0194180
(I.R.S. Employer Identification No.)

1010 Grand Blvd. Kansas City, MO	64106
(Address of principal executive offices)	(Zip Code)

Teresa Donofrio, Assistant Vice President

120 South Sixth Street, Suite 1400, Minneapolis, MN 55402

(612) 337-7005

(Name, address and telephone number of agent for service)

INN OF THE MOUNTAIN OF THE GODS RESORT AND CASINO

(Exact name of obligor as specified in its charter)

Not applicable	75-3158926
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

287 Carrizo Canyon Road Mescalero, NM	88340
(Address of principal executive offices)	(Zip Code)

9.25% New Senior 1st-Out Notes due 2020

(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS

Obligor	I.R.S. Employer Identification No.	State of Incorporation

Casino Apache	75-3158926	Not applicable
Casino Apache Travel Center	75-3158926	Not applicable
Inn of the Mountain Gods	75-3158926	Not applicable
Ski Apache	75-3158926	Not applicable

Item 1.	General Information.

(a)	Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

The Comptroller of the Currency
Mid-Western District
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City
Federal Reserve P.O. Station
Kansas City, Missouri 64198

Supervising Examiner
Federal Deposit Insurance Corporation
720 Olive Street, Suite 2909
St. Louis, Missouri 63101

(b)	The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the Obligor.

The Obligor is not affiliated with the Trustee.

Items 3-15.	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the Obligor is not in default under any indenture for which the Trustee acts as Trustee.

Item 16.	List of Exhibits.

Listed below are all exhibits as a part of this Statement of eligibility and qualification.

1.	Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.	Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	Not Applicable.

6.	Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of 3/31/2018.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Minneapolis, and State of Minnesota, on the 8th day of June, 2018.

UMB BANK, NATIONAL ASSOCIATION

BY:	/s/ Michael G. Slade
Michael G. Slade
Senior Vice President

Date: June 8, 2018

T-1 EXHIBIT 7

Exhibit 7

Schedule RC	15

Consolidated Report of Condition for Insured Banks

and Savings Associations for March 31, 2018

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands				Amount
Assets
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			RCON0081	279,033	1.a.
b. Interest-bearing balances (2)			RCON0071	651,913	1.b.
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			RCON1754	1,246,466	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			RCON1773	6,139,202	2.b.
c. Equity securities with readily determinable fair values not held for trading (3)			RCONJA22	N/A	2.c.
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold			RCONB987	14,246	3.a.
b. Securities purchased under agreements to resell (4)			RCONB989	112,962	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			RCON5369	4,586	4.a.
b. Loans and leases held for investment	RCONB528	11,458,703			4.b.
c. LESS: Allowance for loan and lease losses	RCON3123	100,302			4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)			RCONB529	11,358,401	4.d.
5. Trading assets (from Schedule RC-D)			RCON3545	53,162	5.
6. Premises and fixed assets (including capitalized leases)			RCON2145	212,474	6.
7. Other real estate owned (from Schedule RC-M)			RCON2150	1,557	7.
8. Investments in unconsolidated subsidiaries and associated companies			RCON2130	0	8.
9. Direct and indirect investments in real estate ventures			RCON3656	0	9.
10. Intangible assets:
a. Goodwill			RCON3163	108,650	10.a.
b. Other intangible assets (from Schedule RC-M)			RCON0426	9,671	10.b.
11. Other assets (from Schedule RC-F)			RCON2160	601,860	11.
12. Total assets (sum of items 1 through 11)			RCON2170	20,794,183	12.

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.
(4)	Includes all securities resale agreements, regardless of maturity.

Exhibit 7

	Schedule RC	16

Schedule RC—Continued

Dollar Amounts in Thousands				Amount
Liabilities
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			RCON2200	17,491,956	13.a.
(1) Noninterest-bearing (1)	RCON6631	6,316,221			13.a.	(1)
(2) Interest-bearing	RCON6636	11,175,735			13.a.	(2)
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased (2)			RCONB993	31,159	14.a.
b. Securities sold under agreements to repurchase (3)			RCONB995	1,323,992	14.b.
15. Trading liabilities (from Schedule RC-D)			RCON3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			RCON3190	10,098	16.
17. Not applicable
18. Not applicable
19. Subordinated notes and debentures (4)			RCON3200	0	19.
20. Other liabilities (from Schedule RC-G)			RCON2930	135,324	20.
21. Total liabilities (sum of items 13 through 20)			RCON2948	18,992,529	21.
22. Not applicable					22.

Equity Capital
Bank Equity Capital
23. Perpetual preferred stock and related surplus			RCON3838	0	23.
24. Common stock			RCON3230	21,250	24.
25. Surplus (exclude all surplus related to preferred stock)			RCON3839	750,818	25.
26.
a. Retained earnings			RCON3632	1,147,452	26.a.
b. Accumulated other comprehensive income (5)			RCONB530	(117,866)	26.b.
c. Other equity capital components (6)			RCONA130	0	26.c.
27.
a. Total bank equity capital (sum of items 23 through 26.c)			RCON3210	1,801,654	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries			RCON3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)			RCONG105	1,801,654	28.
29. Total liabilities and equity capital (sum of items 21 and 28)			RCON3300	20,794,183	29.

(1)	Includes noninterest-bearing demand, time, and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(3)	Includes all securities repurchase agreements, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Exhibit 7

Schedule RC	17

Schedule RC—Continued

Memoranda

To be reported with the March Report of Condition.

Number

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2017

RCON6724	2a	M.1.

1a = An integrated audit of the reporting institution’s financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution.

1b = An audit of the reporting institution’s financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution.

2a = An integrated audit of the reporting institution’s parent holding company’s consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately).

2b = An audit of the reporting institution’s parent holding company’s consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately).

3 =  This number is not to be used.

4 =  Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =  Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =  Review of the bank’s financial statements by external auditors

7 =  Compilation of the bank’s financial statements by external auditors

8 =  Other audit procedures (excluding tax preparation work)

9 =  No external audit work

Date
To be reported with the March Report of Condition.
2. Bank’s fiscal year-end date (report the date in MMDD format)	RCON8678	1231	M.2.